SANDS BROTHERS INTERNATIONAL LTD.
                               INVESTMENT BANKERS
                                   MEMBER NASD
                      90 PARK AVENUE, NEW YORK. N.Y. 10016
           (212) 697-5200 Toll Free (800) 866-6116 Fax (212) 697-8035


                                                             September 12, 2003


Senesco Technologies, Inc.
303 George Street, Suite 420
New Brunswick, NJ 08901

Attention: Bruce C. Galton, President & CEO

        Financial Advisory Agreement
        ----------------------------

Dear Mr. Galton:

     This is to confirm our understanding that Sands Brothers International, Ltd. ("SBIL") is engaged by Senesco Technologies, Inc., its successors, subsidiaries and affiliates (collectively, the "Company") on a non-exclusive basis with respect to financial advisory, corporate finance, strategic financing and merger and acquisition related matters for the twelve (12) month period commencing the date hereof. This Agreement may be terminated (i) by either party, without cause, upon sixty (60) days' written notice of termination to the other party; or (ii) by either party; if the other party breaches any of its obligations under this Agreement and fails to remedy such breach within ten (10) days after written notice of such breach is provided to the other party. Upon the execution of this letter by the Company and the delivery of funds in the amount of the first month's fee as set forth below, SBIL shall devote a commercially reasonable amount of business, time and attention to matters on which the Company shall request its services.

A.   Financial Advisory Services
     ---------------------------

     During the term of this agreement, SBIL shall provide the Company with such regular and customary financial advisory services as are reasonably requested by the Company, provided. that SBIL shall not be required to undertake duties not reasonably within the scope of the financial advisory services in which it is generally engaged. In performance of its duties, SBIL shall provide the Company with the benefit of its judgment. It is understood and acknowledged by the parties that the value of SBIL's advice is not measurable in a quantitative manner and SBIL shall be obligated to render advice, upon the request of the Company, in good faith, as shall be determined by SBIL. SBIL shall:

     (a) assist the Company in identifying its financing needs; help formulate a financing structure with respect to what is usual and standard practice in financings for organizations in similar circumstances; and

Bruce C. Galton, President & Chief Executive Officer
September 12, 2003
Page 2


     (b) assist in obtaining and executing such financing for the Company on terms and conditions consistent with current market conditions and the nature of and risks inherent in the Company.

     The Company acknowledges that SB1L and its affiliates are in the business of providing financial advisory services (of all types contemplated by this agreement) to others. Nothing herein contained shall be construed to limit or restrict SBIL or its affiliates in conducting such business with respect to others or in rendering such advice to others.

     The Company recognizes and confirms that SBIL, in acting pursuant to this engagement will be using information in reports and other information provided by others, including, without limitation, information provided by, or on behalf of the Company, and that SBIL does not assume responsibility for, and may rely on, without independent verification of, the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to SBIL by the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. The Company agrees that any information or advice rendered by SBIL or its representatives in connection with this engagement is for the confidential use of the Company's Board of Directors only in its evaluation of the matters for which SBIL has been engaged and, except as otherwise required by law, the Company will not, and will not permit any third party, to disclose or otherwise refer to such advice or information in any manner without prior written consent of SBIL.

B.   Presenting the Company
     ----------------------

     In addition to financial advisory services, the Company has asked SBIL to assist the Company in making presentations to institutional investors. In order to do so, SBIL shall help the Company develop an appropriate presentation of the Company suitable as a "road show" for seeking investors. The Company agrees to bear all reasonable costs related to preparing for, traveling to, and presenting said road show on behalf of the Company both within and outside the United States, including but not limited to, costs of producing promotional materials, air and ground transportation, car rentals and/or mileage charges, meeting room rentals, additional staffing on location, catering, meals, entertainment, and reasonable miscellaneous out-of-pocket expense. Costs or expenses in excess of five thousand dollars ($5,000) require prior approval by the Company.

C.   Fees and Compensation
     ---------------------

     1.  Financial Advisory Services
         ---------------------------

     In consideration of the above described financial advisory services, the Company agrees to pay SBIL: (i) a fee of ten thousand dollars ($10,000) each month for twelve (12) months, unless terminated prior to twelve (12) months, with the first payment due with the return of this agreement

Bruce C. Galton, President & Chief Executive Officer
September 12, 2003
Page 3


executed by the Company, each subsequent payment to be made the following month on the same date; and (ii) warrants to purchase two percent (2%) of the Company's issued and outstanding shares of common stock (the "Warrants") at an exercise price equal to 110% of the average closing price of the Company's common stock for the ten (10) days preceding the date of issuance. The Warrants shall be exercisable for five years from the date of issuance, and shall provide for: piggy-back registration; and cashless exercise.

     SBIL shall be reimbursed for reasonable expenses incurred on behalf of the Company. The Company shall bear all of its expenses in connection with execution of the Advisory services, and for expenses in connection with any Financing Transaction or Acquisition Transaction, including, but not limited to, the following: printing costs, due diligence related expenses, and the counsel fees and expenses of the issuer and of SBIL.

     Anything contained herein to the contrary notwithstanding, SBIL's obligation to proceed with any Financing Transaction or Acquisition Transaction is conditioned upon SBIL's continued due diligence investigation of the Company.

     Notwithstanding anything in this Agreement to the contrary, the Company shall have the sole and absolute discretion to accept or not accept the terms of any Financing Transaction or Acquisition Transaction. Neither the Company nor any of its affiliates shall have any liability whatsoever to SBIL or any other person or entity resulting from its decision not to enter into a proposed Financing Transaction or Acquisition Transaction.

     The monthly fee paid by the Company shall be credited against and deducted from the fee payable to SBIL for closing a Financing Transaction or an Acquisition Transaction as below-defined. Notwithstanding anything contained herein to the contrary, upon any termination of this Agreement by the Company prior to the expiration of the stated term hereof, SBIL shall retain any previously paid compensation and Warrants.

     This agreement may be extended by mutual written agreement for an additional six months.

     2.  Definitions
         -----------

     (a) FINANCING TRANSACTION. For purposes of this agreement, the term "Financing Transaction" means any private placement, public offering, syndication or other sale of equity or debt securities of the Company or other on-balance or off-balance sheet corporate finance transaction of the Company.

     (b) ACQUISITION TRANSACTION. An "Acquisition Transaction" shall be (i) any merger, consolidation, reorganization or other business combination pursuant to which the business of a third party is combined with that of the Company, (ii) the acquisition, directly or indirectly, by the Company of all, or a substantial portion of the assets or common equity of a third party by way of negotiated purchase or otherwise or (iii) the acquisition, directly or indirectly, by a third party of all

Bruce C. Galton, President & Chief Executive Officer
September 12, 2003
Page 4


or a substantial portion of the assets or common equity of the Company by way of negotiated purchase or otherwise.

D.   No Conflict
     -----------

     Neither the execution and delivery of this letter by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-Laws of the Company; or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage, debt or obligation of the Company or require the payment, any pre-payment or other penalty with respect thereto.

E.   Confidentiality
     ---------------

     Whereas it is desirable and necessary to exchange documents and information with respect to the business and products of the Company and the business and products of SBIL, the Parties hereby shall and do subscribe to the terms of confidentiality set forth in Schedule A attached hereto.

F.   Restrictive Covenants
     ---------------------

     (a) SBIL shall conduct its business under its own name. SBIL shall not use any trademarks or tradenames of the Company in any manner, except as authorized in writing by the Company or in connection with the use of literature supplied by the Company. SBIL shall discontinue such usage upon the termination of this Agreement.

     (b) All originals and photocopies or any other forms of records, computer records and printouts, and any other material and/or equipment furnished to and/or maintained by SBIL in connection with the performance of services under this Agreement shall remain the property of the Company and shall be returned to the Company upon demand or immediately upon termination of this Agreement.

     (c) SBIL represents and warrants that its performance of all the terms of this Agreement and its duties as an independent contractor will not breach any invention assignment agreement, confidential information agreement, non-competition agreement or other agreement or other obligation with any present or former client or other party. SBIL further represents and warrants that it has not and will not bring to the Company or use in the performance of their duties for the Company any documents or materials of a present or former client or other parry that are not generally available to the public.

Bruce C. Galton, President & Chief Executive Officer
September 12, 2003
Page 5


G.   Compliance with Law
     -------------------

     Each of the Company and SBIL has not taken, and will not take, any action, directly or indirectly, that may cause any Financing Transaction or Acquisition Transaction to fail to be entitled to exemption from registration under the U.S. federal securities laws, or applicable state securities or "blue sky" laws, or the applicable laws of the foreign countries in which the Securities will be offered or sold. SBIL further represents that, pursuant to Section 15 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), it is a registered broker or dealer as those terms are defined under Section 3(a) of the 1934 Act. Provisions with respect to indemnification as between the Company and SBIL are as set forth in Schedule B attached hereto. The Company shall be responsible for any costs and expenses associated with filings, applications or registrations with any governmental or regulatory body, including, without limitation, those associated with any sales pursuant to Regulation D under the 1933 Act, "blue sky" laws, and the laws of the foreign countries in which the Company's securities will be offered or sold that are required to be made by the Company.

H.   General
     -------

     The Company agrees to indemnify SBIL and related. persons in accordance with the indemnification letter annexed hereto as Schedule A, the provisions of which are incorporated herein in their entirety.

     This letter, including the Schedules attached hereto, constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered or amended except in a writing signed by both parties. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company
(1) agrees that any legal suit, action or proceeding arising out of or relating to this letter shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection, which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in The United States District Court for the
Southern District of New York. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

Bruce C. Galton, President & Chief Executive Officer
September 12, 2003
Page 6


     If the foregoing correctly sets forth the terms of our agreement, kindly so indicate by signing and returning two copies of this letter with a check drawn in the amount of ten thousand dollars ($10,000) made payable to Sands Brothers International, Ltd. In payment of the first month's retainer fee. Upon delivery of your executed copies and deposit and receipt of funds made good, this letter shall constitute a binding agreement as of the date first above written.

                                              SANDS BROTHERS INTERNATIONAL, LTD.


                                              By:  /s/ Michael C. Caska
                                                 -------------------------------
                                                 Michael C. Caska, President


ACCEPTED AND AGREED TO
this 25 day of September 2003:

SENESCO TECHNOLOGIES, INC.



By:  /s/ Bruce C. Galton
   -------------------------------------
   Bruce C. Galton
   President and Chief Executive Officer

                                   SCHEDULE A
                                   ----------

                   INFORMATION TO BE SUPPLIED; CONFIDENTIALITY

     In connection with SBIL's activities on behalf of the Company, the Company will furnish SBIL with all financial and other information regarding the Company that SBIL reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the "Information"). The Company will provide SBIL with access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company. The Company recognizes and agrees that SBIL (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Information or such information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

     For the purpose of, the Agreement, "Information" shall mean and include all contracts and agreements and the terms there of, to which the Company may be a party; all internal non-public business and financial information, analyses, forecasts and projections of the business of the Company and any direct or indirect operating subsidiary, all business plans of the Company and its subsidiaries; all pending or proposed proposals for new or renewed contracts, including responses by the Company to RFPs; the names, business and financial arrangements with all indirectly relates to profitability of any contract to which the Company is a party; the names and terms of employment relationships between the Company and any of its operating subsidiaries with any employees; all detail and back up information relating to actual, pro forma or forecasted operations; and all data or information prepared by the Company at the request.

     SBIL will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the information only as authorized by the Company or as required by law or by order of a governmental authority or court of competent jurisdiction. In the event that SBIL is legally required to make disclosure of any of the Information, SBIL will give notice to the Company prior to such disclosure, to the extent that SBIL can practically do so.

The foregoing paragraph shall not apply to information that:

          (i) at the time of disclosure by the Company is, or thereafter becomes, generally available to the public or within the industries in which the Company or SBIL or its affiliates conduct business, other than as a direct result of a breach by SBIL of its obligations wader this Agreement;

          (ii) prior to or at the time of disclosure by the Company, was already it in the possession of, or, conceived by, SBIL or any of its affiliates, or could have been developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to SBIL or its affiliates other than from the Company;

          (iii) at the time of disclosure by the Company or thereafter, is obtained by SBIL or any of its affiliates from a third party who SBIL reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or

          (iv)   is independently developed by SBIL or its affiliates.

     Nothing in this Agreement shall be construed to limit the ability of SBIL or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company's, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

                                   SCHEDULE B
                                   ----------

                                 INDEMNIFICATION

     Recognizing that matters of the type contemplated in this engagement sometimes result in litigation and that SBIL's role is advisory, the Company agrees to indemnify and hold harmless SBIL, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, financing, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of SBIL hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of SBIL hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of SBIL, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not SBIL or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of SBIL and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

     The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and SBIL on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to the Company and/or its stockholders and to SBIL with respect to SBIL' engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which SBIL is engaged to render financial advisory services bear's to (ii) the fees paid to SBIL in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by SBIL pursuant to such engagement (excluding amounts received by SBIL as reimbursement of expenses).

     The Company further agrees that no Indemnified Party shall have any liability (whether direct of indirect, in contract or tort or otherwise) to the Company for or in connection with SBIL's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors. assigns, heirs and personal representatives of the Company or an Indemnified Party.

     The indemnity, reimbursement, contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter or SBIL' engagement and (iv) whether or not SBIL shall, or shall not, be called upon to render any formal or informal advice in the course of such engagement.